Exhibit 10.2

BANNER ENERGY SERVICES CORP

JUNIOR SECURED REVOLVING PROMISSORY NOTE

Principal Amount: Up to US $200,000	Frisco, Texas August 1, 2020

For value received, pursuant to this Revolving Promissory Note (the “Note”), the undersigned, Banner Energy Services Corp (“Borrower”), promises to pay to Atikin Investments LLC (“Holder”), or to its order, the aggregate unpaid Principal Amount of all outstanding advances hereunder, including those made prior to the date of this Note, plus accrued and unpaid interest thereon; provided, that the aggregate unpaid Principal Amount of all outstanding advances shall not exceed $200,000 at any one time outstanding (the “Maximum Credit Amount”). The Principal Amount, along with any accrued but unpaid interest shall be due and payable on December 15, 2020 or immediately upon the occurrence of an Event of Default, as defined herein (the “Maturity Date”).

Section 1. Interest. This Note shall bear interest on the outstanding Principal Amount, including accrued interest, from the date of each amount is due until such amounts are repaid to Holder in full, at the rate of 10% per annum. In the event any payment due hereunder shall not be paid on the Maturity Date, then the outstanding Principal Amount and accrued interest shall bear interest at the lesser of 15% per annum or the highest lawful rate permitted under applicable law, from the date when such payment was due until paid. If an Event of Default shall occur due to the Borrower’s failure to make a payment on the required date, Holder shall have no obligation to serve a notice of default. In the event the Borrower fails to remedy the default within five (5) business days after the Event of Default (the “Default Date”), then all outstanding Principal Amount and accrued interest shall automatically accelerate and become immediately due and owing (the “Accelerated Debt”). The Accelerated Debt shall accrue interest at the rate of 15% per annum from the Default Date until the Accelerated Debt is paid in full. Holder shall have no obligation to provide notice to Borrower concerning the Default Date, the acceleration of the debt or the interest rate on the Accelerated Debt.

Section 2. Borrowings. Subject to the terms and conditions of this Note, Borrower may borrow, and Holder agrees to fund advances hereunder. The Holder, however, has no obligation to fund any advances. The aggregate Principal Amount outstanding at any one time hereunder shall not exceed the Maximum Credit Amount. The obligations of the Borrower to make payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Upon payment in full of all Principal Amount and interest payable hereunder, this Note shall be surrendered to the Borrower for cancellation.

The Holder is hereby authorized by Borrower to enter and record on the schedule attached hereto (i) the date of each advance and repayment made under this Note, (ii) the dollar amount of the advance or repayment of any advance thereon, and (iii) the amount of accrued interest. The Holder’s failure to make an entry, however, shall not limit or otherwise affect the obligations of the Borrower. The Holder’s calculation, absent manifest error, shall be binding on the Borrower.

Borrower shall make all payments hereunder to Holder in lawful money of the United States and in immediately available funds. Borrower may make prepayments in whole or in part hereunder at any time. This Note shall bear no prepayment penalty.

Section 3. Events of Default. The Principal Amount and all accrued interest on this Note is due and payable upon the Maturity Date, as defined above. Additionally, the Principal Amount and all accrued interest on this Note shall automatically become immediately due and payable upon the occurrence of any of the following events, each of which shall be deemed an “Event of Default”:

(a) Borrower’s failure to tender a payment, or any part thereof, when due in accordance with this Note.

(b) The institution by Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or the consent by it to the filing of any such proceeding; or

(c) If, within sixty (60) days after the commencement of an action against Borrower (and service of process in connection therewith on Borrower) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Borrower or all orders or proceedings thereunder affecting the operations or the business of Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of Borrower of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, such appointment shall not have been vacated.

Section 4. Security Interest. The Holder shall be granted a junior security interest in all of the assets of the Borrower and any subsidiaries, including ownership of the subsidiaries, including but not limited to the Borrower’s cash and cash equivalents and any unsold short-term security holdings of Ecoark Holdings, Inc. common stock. The security interest shall be subordinate to only a senior secured interest, if any, of another note issued or to be issued by the Borrower. The Borrower shall execute such other agreements, documents and financing statements reasonably requested by the Holder. The Borrower shall also execute all such documents reasonably necessary in the opinion of the Holder to memorialize and further protect the security interest described herein.

Section 4. Miscellaneous.

(a) The Borrower hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor.

(b) Failure at any time to exercise any of the rights of Holder hereunder shall not constitute a waiver of such rights and shall not be a bar to exercise of any of such rights at a later date.

(c) Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be delivered personally or sent by Federal Express or similar overnight delivery,

(d) Borrower agrees to pay all reasonable costs of collection and enforcement of this Note, including but not limited to reasonable attorney’s fees and disbursements, whether or not any lawsuit or other legal action is instituted to enforce this Note, including without limitation if Holder seeks the advice or assistance of an attorney as a result of or in connection with any default, or if Borrower becomes the debtor or otherwise becomes the subject of any bankruptcy, insolvency or other proceeding for the readjustment of indebtedness.

(e) No addition to or amendment of this Note, other than to record the amounts due to the Borrower pursuant to Section 2, shall be admissible, enforceable or effective unless it is set forth in a writing duly executed by the party against whom the addition or amendment is sought to be enforced.

(f) Nothing contained in this Note shall be deemed to require the payment of interest or other charges by Borrower or any other person in excess of the amount which the Holder may lawfully charge under the applicable usury laws. In the event that Holder shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall be credited against the Principal Amount of this Note then outstanding, and any excess shall be returned to Borrower.

(g) This Note will be governed by and construed under the laws of the State of Texas. In any action brought under or arising out of this Note, the Borrower hereto hereby consents to the jurisdiction of any competent court within the State of Texas and consents to service of process by any means authorized by the laws of the State of Texas.

[Reminder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, each of the Borrower and the Holder have caused this Note to be duly executed as of the date first written above.

BORROWER:

BANNER ENERGY SERVICES CORP

By:	/s/ Richard Horgan
Name:	Richard Horgan
Title:	Chief Executive Officer

LENDER:

ATIKIN INVESTMENTS LLC

By:	/s/ Jay Puchir
Name:	Jay Puchir
Title:	Manager

Schedule to Revolving Promissory Note